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                                                                   EXHIBIT 10.10







                                 UTI CORPORATION
                    KEY EXECUTIVE DEFERRED COMPENSATION PLAN
                             EFFECTIVE: MAY 31, 2000






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                                 UTI CORPORATION
                    KEY EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS


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SECTION I: DEFINITIONS.......................................................1

SECTION II: STOCK OPTION DISTRIBUTION........................................3

SECTION III: ACCOUNTS........................................................3

SECTION IV: TERMINATION......................................................4

SECTION V: ADMINISTRATION OF THE PLAN........................................4

SECTION VI: AMENDMENT AND TERMINATION........................................6

SECTION VII:GENERAL PROVISIONS...............................................6

SCHEDULE A.................................................................A-1

EXHIBIT A...............................................................Exh.-1
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SECTION I: DEFINITIONS

1.1 "Account Balance" means the balance in an Eligible Employee's Deferred Compensation Account established under the Predecessor Plan which is set forth opposite the name of each Eligible Employee in Schedule A attached hereto.

1.2 "Affiliate" means any legal entity controlled, directly or indirectly, by UTI Corporation prior to the Closing and MDMI thereafter.

1.3 "Beneficiary" means any person(s) or legal entity(ies) designated by the Eligible Employee, or otherwise determined, in accordance with
         Section 7.5.

1.4      "Board of Directors" means the Board of Directors of the Company.

1.5 "Cause" means, with respect to an Eligible Employee, the occurrence of any of the following:

                  (i) Eligible Employee has breached the provisions of his employment agreement, any material written Company policy or any material contract between the Eligible Employee and the Company or an Affiliate and Eligible Employee has failed to cure such breach within thirty (30) days after receipt of written notice of default from the Company;

                  (ii) Eligible Employee has failed to perform Eligible Employee's duties and responsibilities, as reasonably determined by the Company's Board of Directors, or has engaged in willful misconduct, including, without limitation, willful failure to perform Eligible Employee's duties as an officer or employee of the Company or an Affiliate and Eligible Employee has failed to cure such failure or misconduct within thirty (30) days after receipt of written notice of default from the Company;

                  (iii) Eligible Employee has committed fraud, misappropriation or embezzlement in connection with the Company's or its Affiliates' business or has otherwise breached his fiduciary duty to the Company or an Affiliate;

                  (iv) Eligible Employee has been convicted or has pleaded nolo contendere to any act constituting a felony under the laws of any state or of the United States of America, or any crime involving moral turpitude that, in the reasonable determination of the Company's Board of Directors, causes material harm to the Company or its Affiliates; or


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                  (v) Eligible Employee abuses illegal drugs, alcohol or other controlled substances.


1.7 "Closing" means the consummation of the acquisition of UTI Corporation, by MDMI pursuant to the execution of the Share Purchase Agreement among MDMI, UTI Corporation and the shareholders of UTI Corporation.

1.8 "Company" means UTI Corporation, a Pennsylvania corporation, prior to the Closing and MDMI, after the Closing.

1.9 "Eligible Employee" means a participant in the Predecessor Plan who will continue as an employee of the Employer after the Closing.

1.10 "Employer" means the Company and any subsidiary thereof which shall be designated by the Board of Directors as a participating employer under the Plan. Immediately following the Closing, the Employer will be the Company and UTI Corporation.

1.11 "Good Reason" means, with respect to an Eligible Employee: (i) any involuntary reduction in the base salary of the Eligible Employee (that does not correspond to any material change or reduction in the duties of the Eligible Employee which occurs at the request or with the consent of the Eligible Employee); (ii) any non-consensual material reduction in benefits of the Eligible Employee (that does not correspond to any material change or reduction in the duties of the Eligible Employee which occurs at the request or with the consent of the Eligible Employee); (iii) any involuntary material change in the title, duties or material terms and conditions of employment of the Eligible Employee; or (iv) any non-consensual required relocation of the Eligible Employee's principal place of employment to a place outside of a sixty mile radius of the Eligible Employee's then principal place of employment that is permanent or lasts for longer than six months.

1.12 "MDMI" means MDMI Holdings, Inc., a Colorado corporation or any successor thereto.

1.13 "Plan" means the UTI Corporation Key Executive Deferred Compensation Plan, as embodied herein and as amended from time to time hereafter.

1.14 "Predecessor Plan" means the UTI Corporation 2000 Deferred Compensation Plan, as in effect immediately prior to Closing.


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1.15     "Stock Options" means stock options granted pursuant to the Stock
         Option Plan to an Eligible Employee by the Company with respect to the Company's common stock.

1.16 "Stock Option Plan" means the MDMI Holdings, Inc. 2000 Stock Option and Incentive Plan, as it may be amended from time to time.


SECTION II: STOCK OPTION DISTRIBUTION

2.1      Distribution of Stock Options

         Immediately following the Closing, each Eligible Employee's right to his Account Balance shall be released and cancelled and in lieu thereof each Eligible Employee shall receive the Stock Options provided for in
         Section 2.2. Notwithstanding the foregoing, the cancellation of an Eligible Employee's rights to his Account Balance pursuant to this
         Section 2.1 shall have no effect on the amount credited to his Deferred Compensation Account pursuant to Section 3.2.

2.2      Stock Options

         The number of Stock Options granted to each Eligible Employee will be equal to the amount of the Eligible Employee's Account Balance divided by $16.00. The exercise price of the Stock Options will be $4.00 per share. The Stock Options will be subject to the terms of a stock option agreement, in the form attached hereto as Exhibit A, to be entered into in accordance with the Stock Option Plan.


SECTION III: ACCOUNTS

3.1      Accounts

         The Company shall continue to maintain a Deferred Compensation Account for each Eligible Employee.

3.2      Deferred Compensation Account

         Immediately following the release and cancellation of his rights to his Account Balance, each Eligible Employee's Deferred Compensation Account shall be thereupon credited with an amount equal to twenty five percent (25%) of the Eligible Employee's Account Balance (determined prior to its release and cancellation).


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3.3      Deferral Period

         Each Eligible Employee will receive a single lump sum payment of the amount credited to his Deferred Compensation Account upon termination of his employment with the Employer as provided in Section IV.


SECTION IV: TERMINATION

         An Eligible Employee will be entitled to receive the amount credited to the Eligible Employee's Deferred Compensation Account. Such amount shall be paid as soon as practicable, but in no event more than 30 days, after the Eligible Employee's termination of employment with the Employer, whether due to death, disability or other cause; provided, however, that in the event of a voluntary termination of employment by the Eligible Employee, other than due to Good Reason, or in the event the Eligible Employee is terminated for Cause, payment shall be made as soon as practicable, but in no event later than 30 days, after the later of the date of the Eligible Employee's termination or the fifth anniversary of the Closing.


SECTION V: ADMINISTRATION OF THE PLAN

5.1      Board of Directors

         The Board of Directors shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board of Directors shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan. All such actions and determinations shall be made in good faith by the affirmative vote of a majority of the members of the Board of Directors present at a meeting or by unanimous consent of the members of the Board of Directors executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. As permitted by law, the Board of Directors may delegate its authority under the Plan to a member of the Board of Directors or an executive officer of the Company who is not an Eligible Employee.

5.2      Committee.

         The Board of Directors from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan as the Board of Directors shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.


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         In the event that the Plan entered into hereunder provides for any action to be taken by or determination to be made by the Board of Directors, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board of Directors as provided for in this Section. As permitted by law, the Committee may delegate its authority under the Plan to a member of the Board of Directors or an executive officer of the Company who is not an Eligible Employee.

5.3      Claims Procedure

         An Eligible Employee or Beneficiary (a "claimant")who believes that he is entitled to benefits under the Plan which have not been paid must file a written claim for such benefits. All claims for benefits shall be in writing and shall be filed with the Company. If the Company wholly or partially denies a claimant's claim for benefits, the Company shall give the claimant written notice within sixty (60) days after the Plan's receipt of the claim setting forth:

         (1) the specific reason(s) for the denial;

         (2) specific reference to pertinent Plan provisions on which the denial is based;

         (3) a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary; and

         (4) an explanation of the Plan's claim review procedure.

         In the event of a benefit claim denial, the Company shall appoint a person who is not regularly involved in the Company's administration of the Plan to serve as claim reviewer. The claimant shall have sixty (60) days after the day on which such written notice of denial is handed or mailed to him by the Company, in which to apply (in person or by authorized representative) in writing to the claim reviewer for a full and fair review of the denial of his claim. In connection with such review, the claimant (or his representative) shall be afforded reasonable opportunity to review pertinent documents, and may submit issues and comments in writing. The claim reviewer shall arrange to meet personally with the claimant and/or his authorized representative within thirty (30) days after the claim reviewer's receipt of such written request for review for the purpose of hearing the claimant's contentions and receiving such relevant evidence as the claimant may wish to offer.


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         The claim reviewer shall issue his decision on review within sixty (60)
         days after meeting with the claimant or his authorized representative, unless in the sole discretion of the claim reviewer special circumstances require an extension to not later than one hundred twenty
         (120) days after such meeting. The decision shall be in writing and shall set forth specific reasons for the decision and specific references to pertinent Plan provisions on which the decision is based.


SECTION VI: AMENDMENT AND TERMINATION

         The Company, by action of the Board of Directors, may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan, provided that no such action shall affect any Eligible Employee hereunder without his consent thereto.


SECTION VII: GENERAL PROVISIONS

7.1      Limitation of Rights

         No Eligible Employee shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

7.2      Employment Rights

         The employment rights of any Eligible Employee shall not be enlarged, guaranteed or affected by reason of any of the provisions of the Plan.

7.3      Assignment, Pledge or Encumbrance

         Assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized and, to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

7.4      Minor or Incompetent

         If the Company determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Company shall have the power to cause the payments becoming due to such person to be made to another for the benefit of such minor or incompetent without responsibility of the Company or the Company to see to the application of such payment, unless claim prior to such payment


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         is made therefor by a duly appointed legal representative. Payments made pursuant to this Section 7.4 shall operate as a complete discharge of the Plan and the Company.

7.5      Beneficiary

         Each Eligible Employee may designate, by written notice to the Company, any person(s) or legal entity(ies), including without limitation his estate, as his Beneficiary under the Plan. An Eligible Employee may revoke his designation of a Beneficiary or change his Beneficiary at any time prior to his death by written notice to the Company If no person or legal entity shall be designated by an Eligible Employee as his Beneficiary or if no designated Beneficiary survives him, his Beneficiary shall be his estate.

7.6      Binding Provisions

         The provisions of this Plan shall be binding upon each Eligible Employee as a participant in the Plan, and upon the Company, and their respective heirs, executors, administrators, and assigns.

7.7      Notices

         Any election made or notice given by an Eligible Employee pursuant to the Plan shall be in writing to the Company or to such representative as may be designated by it for such purpose and shall be deemed to have been made or given on the date received by the Company or its designated representative.

7.8      Governing Law

         Certain matters under the Plan are governed by the Employee Retirement Income Security Act of 1974, as amended. All other interpretations of the Plan or of any of its provisions shall be construed under the laws of the State of Colorado, but not including the choice of law provisions thereof.

7.9      Pronouns

         The masculine pronoun shall be deemed to include the feminine wherever it appears in the Plan unless a different meaning is required by the context.

7.10     Effective Date

         This Plan shall be effective May 31, 2000.

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